UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 21, 2016
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

900 Chesapeake Dr., Second Floor, Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e) Compensatory Arrangements of Certain Officers

Employment Offer Letter

On December 21, 2016, the Company entered into an agreement regarding the terms of employment (the “Agreement”) with Mr. Bloom, who was appointed interim President and Chief Executive Officer on October 28, 2016. The Agreement provides that Mr. Bloom’s employment is at-will and the terms of the Agreement are effective as of Mr. Bloom’s appointment date. The Agreement is subject to the execution of the Company’s standard Confidential Information and Invention Assignment Agreement by Mr. Bloom.

The material terms of the Agreement are summarized below:

Base Salary. Mr. Bloom will receive a monthly base salary of $40,000, subject to annual review.

Other Benefits. Mr. Bloom will be eligible to participate in the benefit programs generally available to employees of the Company.  He will also be entitled to 20 days of paid time off and 2 days of floating holidays per year in addition to normal Company holidays.

Severance Terms. If the Company terminates Mr. Bloom’s employment as a result of an Involuntary Termination (as defined in the Agreement), including a Good Reason termination (as defined in the Agreement) or with cause under certain limited circumstances (as described in the Agreement), the Company will provide Mr. Bloom with a severance benefit equal to two hundred thousand dollars ($200,000).  The severance payment is subject to the execution of the Company’s standard form of release.

Expense Reimbursement. The Company will reimburse Mr. Bloom for all reasonable costs related to travel to and from his principle residence and the Company’s headquarters, including but not limited to, airfare, lodging, and meals.  To the extent such reimbursement results in taxable income to Mr. Bloom, the Company will provide Mr. Bloom with an additional payment for federal and state income taxes.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter between Rick Bloom and Support.com, Inc., dated December 21, 2016 and effective as of October 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016

SUPPORT.COM, INC.

By:	/s/ Michelle Johnson
Name:	Michelle Johnson
Title:	VP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter between Rick Bloom and Support.com, Inc., dated December 21, 2016 and effective as of October 28, 2016